UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 14, 2007

BLACKHAWK CAPITAL GROUP BDC, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	814-00678 (Commission File Number)	20-1031329 (IRS Employer Identification No.)

14 Wall Street, 11th Floor New York, New York (Address of principal executive offices)	10005 (Zip Code)

Registrant’s telephone number, including area code: (212) 566-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant's Business and Operations
Item 1.01  Entry into a Material Definitive Agreement

Blackhawk Capital Group BDC, Inc., a Delaware corporation (the “Blackhawk”) retained Sanders Morris Harris Inc., a Texas corporation ("SMH") to act as financial adviser and placement agent to raise equity capital for Blackhawk pursuant to an agreement dated October 31, 2006 ("SMH Agreement"). SMH has been soliciting interest from a limited number of potential investors who are "accredited investors" in connection with raising equity capital for Blackhawk in its Regulation E offering. In return for SMH's services, Blackhawk will pay SMH a cash fee equal to nine percent (9%) of any securities placed by SMH (consisting of a two percent (2%) advisory fee and seven percent (7%) placement agent fee). Blackhawk must also reimburse SMH for its expenses. The SMH Agreement has a term of one (1) year, and may be extended for a period up to (1) year, and contains customary indemnification and confidentiality provisions. On March 14, 2007, SMH and Blackhawk entered into an addendum ("Addendum") to the SMH Agreement. The Addendum principally provides that: (i) the maximum to be raised in the offering is $5,000,000, and the minimum is $500,000; (ii) Westrock Advisers, Inc. ("WAI") shall be sales agent for the offering; (iii) the compensation to be received by WAI in the offering will be the same as SMH; and (iv) SMH will not receive any placement agent or advisory fees on any securities placed by WAI and paid to WAI by Blackhawk.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKHAWK CAPITAL GROUP BDC, INC.

Date: March 14, 2007	By:	/s/ Craig A. Zabala
Craig A. Zabala
Chief Executive Officer